UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 7, 2015
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  On December 31, 2014, Patrick S. Day, retired as Executive Vice President/Chief Credit Officer of First Northern Community Bancorp (“Company”) and its subsidiary First Northern Bank of Dixon.

(c)  On January 5, 2015, the Company announced that Joe Danelson, replaced Patrick S. Day as Executive Vice President/Chief Credit Officer of First Northern Community Bancorp (“Company”) and its subsidiary First Northern Bank of Dixon.  In his capacity as Executive Vice President/Chief Credit Officer, Mr. Danelson will receive an annual base salary of $180,000.  Mr. Danelson was granted 3,803 shares of Restricted Stock at $7.89 per share and 3,803 Stock Options with an exercise price of $7.89/share.  Mr. Danelson will also be eligible to participate in the Company’s Annual Incentive Plan.  Mr. Danelson has entered into a Change of Control Agreement with the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1           Press Release dated January 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2015	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Press Release January 7, 2015